SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2003

Commission File Number 0-16986

ACCLAIM ENTERTAINMENT, INC.

(Exact name of the registrant as specified in its charter)

Delaware	38-2698904
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Acclaim Plaza, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

(516) 656-5000

(Registrant’s telephone number)

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ITEM 5.	OTHER EVENTS

On July 11, 2003, we were notified by the Securities and Exchange Commission (the “Commission”) that we have been included in a formal, non-public inquiry entitled “In the Matter of Certain Video Game Manufacturers” that the Commission is conducting. In connection with that inquiry we are required to provide to the Commission certain information. We are cooperating fully with the inquiry. It is too soon to determine the impact, if any, of this inquiry on our business, financial condition or results of operations.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCLAIM ENTERTAINMENT, INC.

Dated: July 18, 2003	By:	/s/ GERARD F. AGOGLIA
	Name:	Gerard F. Agoglia
	Title:	Chief Financial Officer

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